Exhibit 10.1

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (the “Fourth Amendment”) is made as of March 2, 2017 (“Execution Date”), by and between KING 101 HARTWELL LLC, a Massachusetts limited liability company, with an address c/o King Street Properties, 200 Cambridge Park Drive, Cambridge, MA 02140 (“Landlord”), and T2 BIOSYSTEMS, INC., a Delaware corporation, with an address of 101 Hartwell Avenue, Lexington, MA 02421 (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Lease dated August 6, 2010, as amended by a First Amendment to Lease dated as of November, 2011, a Second Amendment to Lease dated as of July 11, 2014, a Letter Agreement dated March 30, 2015, and a Third Amendment to Lease dated May 11, 2015 (collectively, the “Lease”), pursuant to which Landlord is leasing to Tenant approximately 33,635 rentable square feet (as more particularly described in the Lease, the “Premises”) of the building located at 101 Hartwell Avenue, Lexington, MA (the “Building”);

WHEREAS, Tenant desires to extend the Term of the Lease for an additional period; and

WHEREAS, Landlord is willing to extend the Term of the lease for an additional period, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Recitals; Capitalized Terms. The foregoing recitals are hereby incorporated by reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease.

2.                                      Extension of Term. The Term of the Lease is hereby extended for an additional Term commencing as of January 1, 2018, and expiring as of December 31, 2021 (the “Additional Term”).  The Additional Term shall be on all of the terms and conditions of the Lease immediately preceding the Additional Term, except as expressly set forth in this Fourth Amendment.  Tenant hereby accepts the Premises in their “as is”, “where is” condition on the date hereof, with all faults, and without representations or warranties from Landlord of any kind whatsoever.  Except for Landlord’s Contribution (as hereinafter defined), Tenant acknowledges and agrees that Landlord has no obligation to perform any work or to provide any other concession with respect to the Premises in connection with the extension of the Term for the Additional Term.

3.                                      Additional Term Base Rent and Operating Costs and Taxes.

(a)                                 Base Rent for the Additional Term shall be paid in equal monthly installments in accordance with the following schedule in advance and otherwise in accordance with the terms of the Lease:

Time Period	Annual Base Rent	Monthly Installment
1/1/18-12/31/18:	$1,345,400.00	$112,116.67
1/1/19-12/31/19:	$1,385,762.00	$115,480.17
1/1/20-12/31/20:	$1,427,334.86	$118,944.57
1/1/21-12/31/21:	$1,470,154.91	$122,512.91

(b)                                 Tenant shall continue to pay Tenant’s Share of Operating Costs and Tenant’s Share of Taxes during the Second Extension Term in accordance with Sections 5.2(f) and 5.3(e) of the Lease.

4.                                      Landlord’s Contribution.

(a)                                 Landlord shall, subject to the provisions of this Section 4, contribute up to Three Hundred Thirty-Six Thousand Three Hundred Fifty and 00/100 Dollars ($336,350.00) (“Landlord’s Contribution”) towards the cost of the initial leasehold improvements to be installed by Tenant in the Premises (“Tenant’s Work”).  Tenant shall be entitled to apply up to Thirty-Three Thousand Six Hundred Thirty-Five and 00/100 Dollars ($33,635.00) of Landlord’s Contribution toward the Soft Costs (as hereinafter defined) incurred by Tenant in the performance of Tenant’s Work. “Soft Costs” shall be defined as any design or engineering fees incurred by Tenant in connection with Tenant’s Work.  Tenant’s Work shall be performed in accordance with Article 11 of the Lease.  In the event that Landlord’s Contribution shall not be sufficient to complete Tenant’s Work, Tenant shall pay the excess costs, prior to Landlord’s disbursing Landlord’s Contribution to Tenant.

(b)                                 Provided that Tenant is not in default of its obligations beyond applicable notice and cure periods under this Lease at the time that Tenant submits any Requisition (as hereinafter defined) on account of Landlord’s Contribution, Landlord shall pay the cost of the work shown on each Requisition submitted by Tenant to Landlord within thirty (30) days of Landlord’s receipt thereof.  If Landlord declines to pay any portion of Landlord’s Contribution requested in any Requisition submitted by Tenant based upon Tenant’s default, Tenant shall, subject to the provisions of this Section 4, have the right, so long as the Lease is in full force and effect, and Tenant is in full compliance with its obligations under the Lease, to resubmit such Requisition after Tenant cures such default.  For the purposes hereof, a “Requisition” shall mean written documentation showing in reasonable detail the costs of the improvements then installed by Tenant in the Premises.  Each Requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous Requisitions has been fully paid by Tenant.  Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition in order to verify the amount thereof.  Tenant shall submit Requisition(s) no more often than monthly.

(c)                                  Notwithstanding anything to the contrary herein contained:

(i)                                     Landlord shall have no obligation to advance funds on account of Landlord’s Contribution unless and until Landlord has received the Requisition in question, together with certifications from Tenant’s architect, certifying that the work shown on the Requisition has been performed in accordance with applicable law and in accordance with Tenant’s approved plans, and written lien waivers from Tenant’s contractor for work performed to date.

(ii)                                  Notwithstanding anything to the contrary herein contained, Landlord shall have no obligation to pay Landlord’s Contribution in respect of any Requisition submitted prior to January 1, 2018 or after December 31, 2018.

(iii)                               Tenant shall not be entitled to any unused portion of Landlord’s Contribution.

(d)                                 Except for Landlord’s Contribution, Tenant shall bear all other costs of Tenant’s Work.  Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, selected by Tenant in connection with Tenant’s Work.

5.                                      Extension Term.  Tenant shall have the right to extend the Term of the Lease for one (1) additional term of seven (7) years. Said extension right shall be upon all of the terms and conditions set forth in Section 1.2 of the Lease, except that the first (1st) two (2) sentences of said Section 1.2 of the Lease are hereby deleted and the following is substituted in their place:

“(a)                           Provided (i) Tenant, an Affiliated Entity (hereinafter defined) and/or a Successor (hereinafter defined) is/are then occupying one hundred percent (100%) of the Premises; and (ii) no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default has occurred (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the applicable Extension Term (hereinafter defined), Tenant shall have the option to extend the Term for one (1) additional term of seven (7) years (the “Extension Term”), commencing as of January 1, 2022, and expiring as of December 31, 2028.  Tenant must exercise such option to extend by giving Landlord written notice (the “Extension Notice”) on or before October 1, 2020, time being of the essence.”

6.                                      Right of First Offer.  The one-time Right of First Offer set forth in Section 8 of the Lease shall continue to be in full force and effect in accordance with the terms and conditions set forth in said Section 8 of the Lease, provided, however, that, the parties confirm and agree that, since Tenant has leased the entirety of the Building other than the space presently leased to Promedior (i.e., which contains 7,700 rentable square feet on the first (1st) floor), the “ROFO Space” shall be deemed to consist solely of the space presently leased to Promedior.

7.                                      Inapplicable Lease Provisions.

Article 3 of the Lease (Condition of Premises Construction), Exhibit 3 to the Lease (Landlord’s Work) and Exhibit 3(A) to the Lease (Exterior Work) shall have no applicability with respect to this Fourth Amendment.

8.                                      Ratification. Except as amended hereby, the terms and conditions of the Lease shall remain unaffected. From and after the date hereof, all references to the “Lease” shall mean the Lease as amended hereby. Additionally, Landlord and Tenant each confirms and ratifies that, as of the date hereof and to its actual knowledge, (a) the Lease is and remains in good standing and in full force and effect, and (b) neither party has any claims, counterclaims, set-offs or defenses against the other party arising out of the Lease or the Premises or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

9.                                      Miscellaneous. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Fourth Amendment other than Cushman & Wakefield of Massachusetts, Inc. (the “Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of its representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commissions to Broker. This Fourth Amendment is binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns. This Fourth Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions, and may not be amended, waived, discharged or terminated except by a written instrument signed by all the parties hereto.

[signatures on following page]

[SIGNATURE PAGE TO FOURTH AMENDMENT TO LEASE

BY AND BETWEEN KING 101 HARTWELL LLC AND T2 BIOSYSTEMS, INC.]

EXECUTED under seal as of the date first set forth above.

LANDLORD:

KING 101 HARTWELL LLC,
a Massachusetts limited liability company

By:		King Berra LLC, its manager

By:	King Street Properties Investments LLC,
its manager

	By:	/s/ Stephen D. Lynch
	Name:	Stephen D. Lynch
	Title:	Manager

TENANT:

T2 BIOSYSTEMS, INC.,
a Delaware corporation

By:	/s/ John McDonough
Name:	John McDonough
Title:	President and CEO